CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 5, 1998, relating to the financial statements of Cardia, Inc., which appears in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP



PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
January 18, 1999